Exhibit 4.29

Participating Merchants Accepting GivBux Black Mastercard October 22, 2024

adidas

Aerie®

Aeropostale®

American Eagle®

Aquarium Restaurants

Athleta

AutoZone

Babin's Seafood House

Banana Republic

Bass Pro Shops®

Bath & Body Works®

Beaches

Bertucci's

Bob Evans Restaurants®

Body Basics Fitness Equipment

Bonefish Grill

Bravo Italian Kitchen

Brenner's Steakhouse

Brick House Tavern + Tap

Brio Italian Grille

Brooks Brothers®

Bubba Gump Shrimp Co.

Bubba’s 33

Buca di Beppo®

Build-A-Bear Workshop®

Cabela's®

Cadillac Bar

California Pizza Kitchen

Carnival Cruise Line®

Carrabba's Italian Grill

CB2

Celebrity Cruises®

Champs Sports

CharityChoice

Chart House Restaurant

Cinemark™

Cost Plus World Market

Cracker Barrel Old Country Store®

Crate and Barrel

Crate and Kids

CVS®

Dave & Buster's

Del Frisco’s Grille®

Del Frisco’s® Double Eagle Steakhouse

Dillard's

Eddie Bauer®

Encore Las Vegas

Fairmont Hotels & Resorts

Famous Footwear

Fanatics

Fleming's Prime Steakhouse

Foot Locker

Frontgate®

GameStop

Gap/GapKids/babyGap

Go Play Golf

Golden Nugget

Grotto

Guitar Center

Gymboree

Hard Rock Cafe®

HomeGoods®

HomeSense™

Jaggers

JCPenney

Joe's Crab Shack

Johnston & Murphy

Journeys/Journeys Kidz

JTV.com®

Kids Foot Locker

Krispy Kreme®

L.L.Bean

Landry's Seafood

Lands' End Home

Lands' End®

Lane Bryant®

Lazy Dog Restaurant

Legal Sea Foods

Macy's®

Marshalls®

MasterCuts

McCormick & Schmick's

Miraval Resort & Spa

Mitchell's Fish Market

Morton's Steakhouse

Nautica

Nike

Oceanaire

Old Navy

Omaha Steaks®

Outback Steakhouse®

O’Charley’s

P.F. Chang's

Panera Bread®

PJ Place

Planet Hollywood®

Pleasant Holidays®

Pottery Barn Kids®

Pottery Barn Teen®

Pottery Barn®

Pro Am Golf USA

Quality Reward Travel®

Rainforest Cafe

Ray-Ban

Red Lobster

Red Robin

Regal

Regis Salons & Signature Salons

Roots

Saks Fifth Avenue

Saks OFF 5TH

Sally Beauty

Saltgrass Steakhouse

Sandals

Sephora

Shi by Journeys

Shutterfly

Sierra™

Spafinder®

Staples®

Sugar & Jade

Sunglass Hut

T-Rex Cafe

T.J. Maxx®

Talbots

Texas Roadhouse

Texas Roadhouse Butcher Shop

The Children's Place

The Container Store®

The Home Depot®

The Palm

TicketJones.com

Topgolf

TripGift®

Ulta Beauty

Under Armour®

Underground by Journeys

Vegepod®

Vic & Anthony's

Wayfair

WellDeserved Health

west elm®

Williams-Sonoma®

Willie G's Seafood and Steakhouse

Wynn Las Vegas

Yankee Candle®